                                                                    EXHIBIT 10.2


                              INVENTA CORPORATION

                         ____________________________

            SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                         ____________________________

                               February 14, 1997

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
1.   Purchase and Sale of Series B Preferred Stock....................  1

     1.1   Sale and Issuance of Series B Preferred Stock..............  1
     1.2   Closing Date; Delivery.....................................  1

2.   Representations and Warranties of the Company....................  1

     2.1   Organization, Good Standing and Qualification..............  1
     2.2   Capitalization.............................................  2
     2.3   Subsidiaries...............................................  2
     2.4   Authorization..............................................  2
     2.5   Valid Issuance of Securities...............................  2
     2.6   Governmental Consents......................................  2
     2.7   Litigation.................................................  3
     2.8   Patent and Trademarks......................................  3
     2.9   Compliance with Other Instruments..........................  4
     2.10  Disclosure.................................................  4
     2.11  Registration Rights........................................  4
     2.12  Title to Property and Assets...............................  4
     2.13  Financial Statements.......................................  5
     2.14  Changes....................................................  5
     2.15  Minute Books...............................................  6
     2.16  Labor Agreements and Actions...............................  6
     2.17  Employee Plans.............................................  7
     2.18  Employees..................................................  7
     2.19  Tax Returns and Payments...................................  7
     2.20  Agreements; Action.........................................  7
     2.21  Obligations to Related Parties.............................  8
     2.22  Qualified Small Business...................................  9
     2.23  Real Property Holding Corporation..........................  9
     2.24  Insurance..................................................  9
     2.25  Investment Company Act.....................................  9

3.   Representations and Warranties of the Investors..................  9

     3.1   Authorization..............................................  9
     3.2   Purchase Entirely for Own Account..........................  9
     3.3   Disclosure of Information.................................. 10
     3.4   Economic Risk.............................................. 10
     3.5   Restricted Securities...................................... 10
     3.6   Further Limitations on Disposition......................... 10
     3.7   Legends.................................................... 11

4.   California Commissioner of Corporations.......................... 11

     4.1   Corporate Securities Law................................... 11

                               TABLE OF CONTENTS
                                  (Continued)

5.   Conditions of Investor's Obligations at Closing.................. 11

     5.1  Representations and Warranties.............................. 11
     5.2  Performance................................................. 12
     5.3  Articles of Incorporation................................... 12
     5.4  Compliance Certificate...................................... 12
     5.5  Shareholders Agreement...................................... 12
     5.6  Opinion of Company's Counsel................................ 12

6.   Conditions of the Company's Obligations at Closing............... 12

     6.1  Representations and Warranties.............................. 12
     6.2  Payment of Purchase Price................................... 12
     6.3  Legal Matters............................................... 12

7.   Covenants of the Company......................................... 12

     7.1  Delivery of Financial Statements............................ 12
     7.2  Inspection Rights........................................... 13
     7.3  Reservation of Common Stock................................. 13
     7.4  Proprietary Information Agreement........................... 13
     7.5  Termination of Information Covenant......................... 13
     7.6  Board of Directors.......................................... 13

8.   Miscellaneous.................................................... 13

     8.1  Survival of Warranties...................................... 13
     8.2  Transfer; Successors and Assigns............................ 14
     8.3  Governing Law............................................... 14
     8.4  Counterparts................................................ 14
     8.5  Titles and Subtitles........................................ 14
     8.6  Notices..................................................... 14
     8.7  Finder's Fee................................................ 14
     8.8  Expenses.................................................... 14
     8.9  Amendments and Waivers...................................... 14
     8.10 Severability................................................ 15
     8.11 Entire Agreement............................................ 15
     8.12 Exculpation Among Investors................................. 15

                               TABLE OF CONTENTS
                                  (Continued)


                                   EXHIBITS
                                   --------


EXHIBIT A  Schedule of Investors

EXHIBIT B  Amended and Restated Articles of Incorporation

EXHIBIT C  Schedule of Exceptions to Representations and Warranties

EXHIBIT D  Form of Proprietary Information Agreement

EXHIBIT E  Shareholders Agreement

EXHIBIT F  Opinion of Wilson Sonsini Goodrich & Rosati

            SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
            -------------------------------------------------------


     THIS SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 14th day of February 1997 by and between Inventa Corporation, a California corporation (the "Company"), and the persons and entities listed on the Schedule of Investors attached hereto as Exhibit A (the "Investors").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.    Purchase and Sale of Series B Preferred Stock
           ---------------------------------------------

           1.1   Sale and Issuance of Series B Preferred Stock.
                 ---------------------------------------------

                 (a) The Company shall adopt and file with the Secretary of State of California on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit B.

                 (b) Subject to the terms and conditions of this Agreement, the Investors agree to purchase at the Closing and the Company agrees to sell and issue to the Investors at the Closing that number of shares of the Company's Series B Preferred Stock (the "Shares") for the aggregate purchase price set forth opposite each Investor's name on Exhibit A attached hereto, at a purchase price equal to $1.25 per share of Series B Preferred Stock.

           1.2   Closing Date; Delivery. The purchase and sale of the Shares
                 ----------------------
shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 9:00 a.m., on February 14, 1997, or at such other time and place as the Company and the Investors mutually agree upon, orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the Shares which such Investor is purchasing against delivery to the Company by such Investor of a check made payable to the Company or wire transfer of the aggregate purchase price therefor.

     2.    Representations and Warranties of the Company. The Company hereby
           ---------------------------------------------
represents and warrants to the Investors that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

           2.1   Organization, Good Standing and Qualification. The Company is a
                 ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

           2.2   Capitalization. The authorized capital of the Company will
                 --------------
consist, immediately prior to the Closing, of (i) 3,560,000 shares of Preferred Stock, 1,000,000 shares of which are designated Series A Preferred Stock and of which 800,000 are issued and outstanding, and 2,560,000 shares of which are designated Series B Preferred and of which none are issued and outstanding, and
(ii) 20,000,000 shares of Common Stock, of which 4,542,696 shares are issued and outstanding. The Company has reserved 1,350,000 shares of its Common Stock for issuance pursuant to its 1993 Stock Option Plan. Except as set forth in the Schedule of Exceptions attached as Exhibit C hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

           2.3   Subsidiaries. Except as set forth in the Schedule of
                 ------------
Exceptions,Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

           2.4   Authorization. All corporate action on the part of the Company,
                 -------------
its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms. The Agreement, the Shareholders Agreement and the Registration Rights Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 10 of the Registration Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Common Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.


           2.5   Valid Issuance of Securities.
                 ----------------------------

                 (a) The Shares that are being issued to the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved for issuance.

                 (b) The shares of Common Stock and Preferred Stock outstanding prior to the Closing are all duly and validly authorized and issued, fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

           2.6   Governmental Consents. No consent, approval, order or
                 ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected in accordance with such section, and (b) compliance with the Blue Sky Laws of the various states in which the Investors may reside, which compliance will be effected in accordance with such laws. The Company currently holds all licenses, permits, franchises, registrations and qualifications which may be required to conduct its business, and all such licenses, permits, franchises, registrations and qualifications are valid and in full force and effect.

          2.7    Litigation. Except as set forth in the Schedule of Exceptions,
                 ----------
there is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

           2.8   Patent and Trademarks. To its knowledge, the Company owns or
                 ---------------------
possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase or sale of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

           2.9   Compliance with Other Instruments.
                 ---------------------------------

                 (a) The Company is not in violation or default of any provisions of its Amended and Restated Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract, rule, or statute, or of the Company's Restated Articles of Incorporation or Bylaws, or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.


                 (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

         2.10    Disclosure. The Company has fully provided the Investors with
                 ----------
all the information which the Investors have requested for deciding whether to acquire the Shares and all information which the Company believes is reasonably necessary to enable the Investors to make such decision. To the Company's knowledge, there is no material information which materially adversely affects the business or operations of the Company which has not been disclosed to the Investors. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, except that, with respect to financial projections, the Company represents only that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.

         2.12    Registration Rights. Except as set forth in the Registration
                 -------------------
Rights Agreement between the Company and the holders of the Preferred Stock of the Company, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         2.12    Title to Property and Assets. The Company owns its property and
                 ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair (normal wear and tear accepted) and are reasonably fit and usable for the purposes for which they are being used.

         2.13    Financial Statements. The Company has delivered to the Investor
                 --------------------
(i) its unaudited financial statements (balance sheet and profit and loss statement and statement of shareholders equity) at November 30, 1996 and the 11 month period then ended and (ii) its reviewed financial statements (balance sheet and profit and loss statement and statement of shareholders equity) at December 31, 1995 and for the fiscal year then ended (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, of a nature required by generally accepted accounting principles to be reflected in a balance sheet or disclosed in the notes thereto, other than liabilities incurred in the ordinary course of business subsequent to November 30, 1996.

         2.14    Changes.  Since November 30, 1996 there has not been:
                 -------

                 (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse.

                 (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                 (c) any waiver by the Company of a valuable right or of a material debt owed to it;

                 (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                 (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or to which the Company or any of such assets or properties is subject;

                 (f) any material change in any compensation arrangement or agreement with any employee;

                 (g) any resignation or termination of any key officers of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                 (h) to the knowledge of the Company any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                 (i) any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business or loans to purchase Common Stock;

                 (j) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder other than in the ordinary course of business;

                 (k) any declaration or payment of any dividend or other distribution of the assets of the Company;

                 (l)    any labor organization activity;

                 (m) any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                 (n) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets; or

                 (o) to the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

         2.15    Minute Books. The Company has offered to provide to the
                 ------------
Investors the minute books of the Company, which contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         2.16    Labor Agreements and Actions. The Company is not bound by or
                 ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company.

         2.17   Employee Plans. The Company has no "employee welfare benefit
                --------------
plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company (i) has not been required to contribute to, (ii) has not terminated or withdrawn from, and (iii) is not aware of any withdrawal liability assessed against the Company with respect to any defined benefit plan as defined in Section 3(35) of ERISA or multiemployer plan as defined in Section 4001 of ERISA in which employees or former employees of the Company have participated.

         2.18   Employees. The Company has not knowingly violated any
                ---------
employment-related laws, including, without limitation, laws relating to equal employment opportunity, overtime pay and collective bargaining. To the Company's knowledge, no key employee or sales representative of the Company, and no group of employees, has any plans to terminate his or her employment with the Company. Each former and current United States employee and consultant of the Company with access to confidential or proprietary information has executed a Proprietary Information Agreement, the form of which is attached hereto as Exhibit D. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred.


         2.19   Tax Returns and Payments. The Company has timely filed all tax
                ------------------------
returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised except as set forth in the Schedule of Exceptions (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

         2.20   Agreements; Action.
                ------------------

                (a) Except for agreements explicitly contemplated hereby including proprietary agreements and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, and agreements between the Company and the Holders with respect to their investment, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                 (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase or sale of "off the shelf" or other standard products), or
(iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                 (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities except as set forth in the Schedule of Exceptions (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any material amount of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                 (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                 (e) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

         2.21    Obligations to Related Parties. There are no obligations of the
                 ------------------------------
Company to officers, directors, shareholders or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and

(c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as set forth in the Schedule of Exceptions none of the officers, directors or shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         2.22    Qualified Small Business. The Company represents and warrants
                 ------------------------
to the Investors that, to its knowledge, the Shares should qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code") as of the date hereof.

         22.3    Real Property Holding Corporation. The Company is not a real
                 ---------------------------------
property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

         22.4    Insurance. The Company has or will obtain promptly following
                 ---------
Closing fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

         22.5    Investment Company Act. The Company is not an "investment
                 ----------------------
company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     3.  Representations and Warranties of the Investors. Each Investor for
         -----------------------------------------------
itself hereby represents and warrants to the Company that:

         3.1     Authorization. This Agreement constitutes its valid and legally
                 -------------
binding obligation, enforceable in accordance with its terms.

         3.2     Purchase Entirely for Own Account. This Agreement is made with
                 ---------------------------------
the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Investor represents that it has full power and authority to enter into this Agreement.

          3.3    Disclosure of Information. The Investor believes it has
                 -------------------------
received information that it considers necessary or appropriate for deciding whether to acquire the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4    Economic Risk. The Investor has the capacity to protect his own
                 -------------
interests in connection with the purchase of the Shares, is capable of evaluating the merits and risks of investment in the Company, can make an informed investment decision by reason of (i) his preexisting personal or business relationship with the Company or any of its officers, directors, or control persons, or (ii) his business and financial knowledge and experience or the business and financial knowledge and experience of my professional advisers, and is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time.

          3.5    Restricted Securities. It understands that the shares of Common
                 ---------------------
Stock sold hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Investor represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.6    Further Limitations on Disposition. Without in any way limiting
                 ----------------------------------
the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

                 (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                 (b) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act.

                 (c)     Notwithstanding the provisions of paragraphs (a) and
(b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to a shareholder, partner or other affiliate of the Investor, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Investor hereunder.

          3.7    Legends. It is understood that the Shares, and the shares of
                 -------
Common Stock issuable upon conversion thereof and any securities issued in respect thereof or exchange therefor may bear one or all of the following legends:

                 (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

                 (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

                 (c) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

     4.   California Commissioner of Corporations.
          ---------------------------------------

          4.1    Corporate Securities Law. THE SALE OF THE SECURITIES THAT
                 ------------------------
IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

     5.   Conditions of Investor's Obligations at Closing. The obligations of
          -----------------------------------------------
the Investors under Section 1.1 of this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

          5.1    Representations and Warranties. The representations and
                 ------------------------------
warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the Closing.

          5.2    Performance. The Company shall have performed and complied
                 -----------
with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3    Articles of Incorporation. The Company shall have filed with,
                 -------------------------
and have had accepted for filing by, the California Secretary of State the Amended and Restated Articles of Incorporation of the Company attached as Exhibit B hereto.

          5.4    Compliance Certificate. The President of the Company shall
                 ----------------------
deliver to the Investors at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

          5.5    Shareholders Agreement. Each key employee of the Company who
                 ----------------------
holds 100,000 shares of the capital stock of the company (on an as-converted basis and as adjusted for any stock split, stock dividends, combinations, recapitulations and the like with respect to such Shares) shall have entered into a Shareholders Agreement with the Company, in substantially the form attached hereto as Exhibit E.

          5.6    Opinion of Company's Counsel. The Purchasers shall have
                 ----------------------------
received from Wilson Sonsini Goodrich & Rosati, counsel to the Company, an opinion addressed to them, dated the Closing Date, in substantially the form of Exhibit F.

     6.   Conditions of the Company's Obligations at Closing. The obligations
          --------------------------------------------------
of the Company to the Investors under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions by the Investor:

          6.1    Representations and Warranties. The representations and
                 ------------------------------
warranties of the Investors contained in Section 3 shall be true and correct in all material respects as of the Closing.

          6.2    Payment of Purchase Price. The Investors shall have delivered
                 -------------------------
to the Company the purchase price specified in Section 1.1 hereof.

          6.3    Legal Matters. All material matters of a legal nature which
                 -------------
pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

     7.   Covenants of the Company.
          ------------------------

          7.1    Delivery of Financial Statements. The Company shall deliver
                 --------------------------------
to each Investor who continues to hold at least 50,000 Shares (or the Common Stock into which the Shares have been converted) (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such Shares), and as long as such Investor or a principal, partner or manager of such Investor, is not employed by or associated with a competitor of the Company:

                 (a) as soon as practicable after the end of each fiscal year of the Company an income statement for such fiscal year, a balance sheet of the Company as of the end of such year and in any event within 120 days thereafter, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be audited and in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP");

                 (b) as soon as practicable after the end of each fiscal quarter of the Company, and in any event within 30 days thereafter, an unaudited profit or loss statement and schedule as to the sources and application of funds for each quarterly reporting period; and

                 (c) within ten (10) days of the end of each month, an unaudited balance sheet as of the end of such month.

          7.2    Inspection Rights. Each Investor shall have the right to visit
                 -----------------
and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 7.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

          7.3    Reservation of Common Stock. The Company will at all times
                 ---------------------------
reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion (the "Conversion Stock").

          7.4    Proprietary Information Agreement. The Company shall require
                 ---------------------------------
all employees and consultants to execute and deliver a Proprietary Information Agreement in the form attached hereto as Exhibit D.

          7.5    Termination of Information Covenant. The covenant set forth in
                 -----------------------------------
Section 7.1 shall terminate as to the Investors and be of no further force or effect upon the initial sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated.

          7.6    Board of Directors. As soon as practicable after the Closing,
                 ------------------
the Company shall cause to be elected to its Board of Directors (1) representative elected by the holders of Series A Preferred Stock, (ii) two representatives elected by the Investors, and (iii) one representative elected by the holders of Common Stock of the Company. Any additional directors shall be elected by all the holders of Common Stock and Preferred Stock, voting as a single class. The Company shall pay the reasonable out-of-pocket expenses of non-employee members of the Company's Board of Directors in connection with attending Board of Directors meeting.

     8.   Miscellaneous.
          -------------

          8.1    Survival of Warranties.  The warranties, representations and
                 ----------------------
covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          8.2    Transfer; Successors and Assigns. The terms and conditions of
                 --------------------------------
this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          8.3    Governing Law.  This Agreement shall be governed by and
                 -------------
construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          8.4    Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.5    Titles and Subtitles.  The titles and subtitles used in this
                 --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          8.6    Notices.  Unless otherwise provided, any notice required or
                 -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          8.7    Finder's Fee.  Except as elsewhere disclosed in this Agreement,
                 ------------
or in Exhibit C hereto, each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees, or representatives are responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          8.8    Expenses.  If any action at law or in equity is necessary to
                 --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          8.9    Amendments and Waivers.  Any term of this Agreement may be
                 ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a majority-in-interest of the Investors.

          8.10   Severability. If one or more provisions of this Agreement are
                 ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          8.11   Entire Agreement.  This Agreement constitutes the entire
                 ----------------
agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

          8.12   Exculpation Among Investors.  Each Investor acknowledges that
                 ---------------------------
it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVENTA CORPORATION

By: /s/ [SIGNATURE ILLEGIBLE]
   ------------------------------------

Title: President
      ----------------------------------

Address:
2620 Augustine Drive, Suite 225
Santa Clara, CA  95054

INVESTORS:



BATTERY VENTURES                                  ANDREW POTTER


By: /s/ Todd A. Dagres                            /s/ Andrew Potter
   -----------------------------------            ------------------------------
   Todd A. Dagres

Title: General Partner
      --------------------------------


ROBERT DUCOMMUN                                   RAMESH VASUDEVAN

/s/ Robert Ducommun                               /s/ Ramesh Vasudevan
--------------------------------------            ------------------------------



PALMER G. AND CHARLES E. DUCOMMUN                 HARRY A. CAUNTER
CHARITABLE ANNUITY TRUST, u/d/t


By: /s/ Robert Ducommun                           /s/ Harry A. Caunter
   -----------------------------------            ------------------------------

Title: Trustee
       -------------------------------

                                   EXHIBIT A
                                   ---------

                             SCHEDULE OF INVESTORS

             Name and Address                                      Shares                                  Amount
- -----------------------------------------------     ---------------------------------------  ------------------------------------
Battery Ventures                                                  2,286,363                        $     2,857,953.75
20 William Street
Welllesley,  MA 01282

Robert Ducommun                                                      80,000                        $       100,000.00
1155 Park Ave.
Apt. 1 SW
New York,  N.Y. 10128

Palmer G. and Charles E. Ducommun                                    40,000                        $        50,000.00
Charitable Annuity Trust, u/d/t
Robert Ducommun, trustee
1155 Park Ave.
Apt. 1 SW
New York, N.Y. 10128

Andrew Potter                                                        21,191                        $        26,488.75
923 Cowper
Palo Alto,  CA 94301

Ramesh Vasudevan                                                    105,957                        $       132,446.25
5615 Sumac Place
North Vancouver,  BC, V7R4T6
Canada

Harry A. Caunter                                                     26,489                        $        33,111.25
675 North Court
Suites 225 & 230
Palatine,  IL 60067

                       TOTAL                                      2,560,000                        $     3,200,000.00

                                                                       EXHIBIT B

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                               INVENTA CORPORATION

                                       I.

      The name of this corporation is Inventa Corporation (the "Corporation").

                                       I.

      The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       I.

      This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 23,560,000 shares, of which 20,000,000 shares shall be Common Stock with a par value of $0.001 per share and of which 3,560,000 shares shall be Preferred Stock, 1,000,000 of which are designated Series A Preferred Stock with a par value of $0.001 per share and 2,560,000 of which are designated Series B Preferred Stock with a par value of $0.001 per share.

      Upon the filing of these Amended and Restated Articles of Incorporation, each outstanding share of Common Stock and and each outstanding share of Preferred Stock shall be split up and reconstituted as two shares of Common Stock and Preferred Stock, respectively. The numbers in these Amended and Restated Articles of Incorporation have been adjusted to reflect the foregoing stock split, and consequently no further adjustment, including any adjustment with respect to the Conversion Prices of any series of Preferred Stock pursuant to Section IV.3(e)(iii), shall be made with respect to the foregoing stock split.

                                       I.

      The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

      A. Dividend Provisions. The holders of shares of Series A Preferred Stock ("Series A Preferred") and Series B Preferred Stock ("Series B Preferred") shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $0.03 per annum per share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and $0.075 per annum per share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) or, if greater (as determined on a per annum basis and on an as converted basis for the Series A Preferred and Series B Preferred), an amount equal to that paid on the Common Stock. Such dividends shall be payable when, as, and if declared by the Board of Directors, and shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

      A. Liquidation Preference.

            1. Preferred Preference. In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Series A Preferred and Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $.50 for each outstanding share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and $1.25 for each outstanding share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus an amount equal to any declared but unpaid dividends on each such share up to the date fixed for distribution. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution shall be distributed, in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this paragraph (a), among the holders of the Preferred Stock in proportion to the amount of such Series A Preferred and Series B Preferred owned by each such holder.

            1. After payment has been made to the holders of the Preferred Stock of the full amount to which they shall be entitled as set forth in paragraph 2(a) above, the holders of the Common Stock shall then be entitled to receive the amount of $0.20 per share for each share of Common Stock then held by them, adjusted for any combinations, consolidations, subdivisions, or stock dividends with respect to such shares and, in addition, an amount equal to all declared but unpaid dividends on the Common Stock. If the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid amount, then the entire assets and funds of the Corporation legally available for distribution, after payment has been made to the holders of the Preferred Stock of the full amount to which they shall be entitled as set forth in paragraph 2(a) above, shall be distributed among the holders of the Common Stock in proportion to the full amount each such holder is otherwise entitled to receive.

            1. After payment has been made to the holders of the Preferred Stock and the Common Stock of the full amount to which they shall be entitled as set forth in paragraphs 2(a) and 2(b) above, the holders of the Preferred Stock and Common Stock shall be entitled to receive ratably on a per-share basis all the remaining assets based upon the number of shares of Common Stock into which each share of Preferred is then convertible; provided, however, that the holders of Preferred Stock shall not be entitled to receive pursuant to this paragraph (c) (including amounts received pursuant to paragraph (a) above) more than a total of $1.00 per share of Series A Preferred and $2.50 per share of Series B Preferred then held by them, adjusted for any combinations, consolidations, or stock splits with respect to such shares. If the assets and funds thus distributed among the holders of each series of Preferred and Common Stock shall be insufficient to permit the payment of the full aforesaid preferential amounts as provided in this paragraph (c), the remaining funds and assets of the Corporation available for distribution shall be distributed among the holders of each series of Preferred and Common Stock in proportion to the amount each such holder is otherwise entitled to receive pursuant to this paragraph (c).

            1. After payment has been made to the holders of the Preferred Stock and the Common Stock of the full amounts to which they shall be entitled as set forth in paragraphs 2(a), 2(b) and 2(c) above, the holders of the Common Stock shall be entitled to receive ratably on a per-share basis all the remaining assets.

            1. Mergers. For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, the merger of any other corporation or corporations into the Corporation, in which the shareholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, a reorganization where the shareholders of the Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation; provided that the holders of the Preferred Stock and the Common Stock shall each be paid in cash or in the securities received or in a combination thereof (which combination shall be in the same proportions as the consideration received in the transaction). Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon merger, reorganization or sale of substantially all the assets of the Corporation shall be valued as follows:

                  a) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

                  a) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                  a) if there is no active public market, the value shall be the fair market value thereof as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of the Preferred Stock, provided that if the Corporation and the holders of a majority of the outstanding shares of the Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock.

            1. As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchase by the Corporation of shares of Common Stock issued to or held by employees or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreement providing for the right of said repurchase.

      A. Conversion. The holders of the Series A Preferred and Series B Preferred shall have conversion rights as follows (the "Conversion Rights"):

            1. Right to Convert. Each share of Series A Preferred and Series B Preferred shall be convertible into share(s) of Common Stock without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred and Series B Preferred. Each share of Series A Preferred and Series B Preferred shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for the Series A Preferred and Series B Preferred at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. The initial Conversion Price per share of Series A Preferred shall be $.50, and the Conversion Value per share of the Series A Preferred shall be $.50. The initial Conversion Price per share of the Series B Preferred shall be $1.25, and the Conversion Value per share of the Series B Preferred shall be $1.25. The initial Conversion Price of Series A Preferred and Series B Preferred shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a share of Series A Preferred and Series B Preferred is convertible is hereinafter referred to as the "Conversion Rate" of such series.

            1. Automatic Conversion. Each share of Series A Preferred and Series B Preferred shall automatically be converted into shares of Common Stock at the applicable effective Conversion Rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock in which (a) the public offering price equals or exceeds $1.75 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) for the Series A Preferred and $4.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) for the Series B Preferred and (b) the aggregate proceeds raised equals or exceeds $5,000,000 for the Series A Preferred and $10,000,000 for the Series B Preferred.

            1. Mechanics of Conversion. Before any holder of the Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that he elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 3(b) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred or Series B Preferred a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred or Series B Preferred to be converted (except that in the case of an automatic conversion pursuant to Section 3(b) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 3(b)) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

            1. Fractional Shares. In lieu of any fractional shares to which the holder of Series A Preferred or Series B Preferred would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of each such series of Preferred Stock as determined by the Board of Directors of the Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred or Series B Preferred of each holder to be converted at such time into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

            1. Adjustment of Conversion Price. The applicable Conversion Price of the Series A Preferred and the Series B Preferred shall be subject to adjustment from time to time as follows:

                  a) If the Corporation shall issue any Common Stock other than "Excluded Stock", as defined below, for a consideration per share less than the applicable Conversion Price for such series in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by
Section 3(e)(iii), (iv), (v) and (vi)), the Conversion Price in effect for each such series immediately after each such issuance shall forthwith (except as provided in this Section 3(e)) be adjusted to a price equal to the quotient obtained by dividing:

                        (1) an amount equal to the sum of

                              (x) the total number of shares of Common Stock
outstanding (including any shares of Common Stock issuable upon conversion of the Series A Preferred and Series B Preferred, or deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately prior to such issuance multiplied by the Conversion Price in effect for each such series immediately prior to such issuance, plus

                              (y) the consideration received by the Corporation
upon such issuance, by

                        (1) the total number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Series A Preferred and Series B Preferred or deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately prior to such issuance plus the additional shares of Common Stock issued in such issuance (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Conversion Price resulting from such issuance).

                  For purposes of any adjustment of the Conversion Price pursuant to this clause (i), the following provisions shall be applicable:

                        (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                        (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the board of directors of the Corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the Corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the Corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                        (3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock),
(ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                              (A) the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                              (B) the aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                              (C) on any change in the number of shares of
Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                              (D) on the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                  a) "Excluded Stock" shall mean:

                        (1) all shares of Common Stock issued and outstanding on the date this document is filed with the California Secretary of State and all shares issuable upon exercise of options or warrants outstanding on the date this document is filed with the California Secretary of State;

                        (1) all shares of Series A Preferred and Series B Preferred and the Common Stock into which the shares of Series A Preferred and Series B Preferred are convertible; and

                        (1) all shares of Common Stock, warrants or options to purchase Common Stock or other securities issued to officers, directors, consultants or employees of the Corporation pursuant to any plan or arrangement approved by the board of directors of the Corporation.

                        All outstanding shares of Excluded Stock (including any shares issuable upon conversion of the Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of Section 3(e)(i) above.

                  a) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the respective Conversion Prices of Series A Preferred and Series B Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Series A Preferred and Series B Preferred shall be increased in proportion to such increase of outstanding shares of Common Stock.

                  a) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the respective Conversion Prices of Series A Preferred and Series B Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of a series of Series A Preferred and Series B Preferred shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                  a) In case the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of this capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Series A Preferred and Series B Preferred shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which Series A Preferred or Series B Preferred is convertible.

                  a) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation, the shares of Series A Preferred and Series B Preferred shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Series A Preferred or Series B Preferred into Common Stock. The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                  a) All calculations under this Section 3 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                  a) For the purpose of any computation pursuant to this Section 3(e), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the Board of Directors of the Corporation, but if challenged by the holders of more than 50% of the outstanding Series A Preferred and Series B Preferred, voting as separate classes, then as determined by an independent appraiser selected by the Board of Directors of the Corporation, the cost of such appraisal to be borne by the challenging parties.

            1. Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

            1. No Impairment. Without the consent of the majority of the outstanding shares of Preferred Stock, the Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred and Series B Preferred against impairment.

            1. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Preferred or Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate of such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversions of such holder's shares of Series A Preferred or Series B Preferred.

            1. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Series A Preferred and Series B Preferred at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

            1. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred and Series B Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred and Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred and Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            1. Notices. Any notice required by the provisions of this Section 3 to be given to the holder of shares of Series A Preferred and Series B Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

            1. Reissuance of Converted Shares. No shares of Series A Preferred and Series B Preferred which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation.

      A. Voting Rights. The holder of each share of Series A Preferred and Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Series A Preferred and Series B Preferred could be converted on the record date for the vote or consent of shareholders written consent and, except as otherwise required by law or provided for herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series A Preferred and Series B Preferred shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation and shall vote with holders of the Common Stock upon the election of directors, except as provided in Section 5 herein, and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Preferred and Series B Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

      5. Election of Directors. At each election of the Corporation's directors,
(i) the holders of the Corporation's Series A Preferred shall have the right, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code) to elect one
(1) member of the Board of Directors, (ii) the holders of the Corporation's Series B Preferred shall have the right, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code) to elect two (2) members of the Board of Directors, and (iii) the holders of the Corporation's Common Stock shall have the right, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code) to elect one (1) member of the Board of Directors. Any additional directors shall be elected by all of the holders of Common Stock and Preferred Stock, voting as a single class.

      6. Protective Provisions. In addition to any other class vote that may be required by law, so long as any shares of Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock:

            1. sell, convey or otherwise dispose of all or substantially all of its property or business, or merge into or effect a reorganization with any other corporation (other than a wholly owned subsidiary corporation) in which the shareholders of this Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction;

            1. change the rights, preferences, privileges or restrictions of the Preferred Stock;

            1. increase or decrease the aggregate number of authorized shares of Preferred Stock, other than as provided in either subdivision (b) of Section 405 or subdivision (c) of Section 902 of the California Corporations Code;

            1. create a new class or series of shares having rights, preferences or privileges or increase the number of authorized shares of any class or shares having rights, preferences or privileges equal to or prior to any outstanding class or series;

            1. pay any dividend on or purchase, redeem or otherwise acquire any security junior to the Preferred Stock other than repurchases at cost from employees, consultants, lessors or suppliers upon termination of employment, consulting, lessor-lessee, or supplier-purchaser relationship, respectively;

            1. increase the authorized number of directors of the Corporation above seven (7); or

            1. voluntarily dissolve or liquidate the Corporation.

      7. Repurchase of Shares. In connection with repurchases by this Corporation of its Common Stock, pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

      8. Series B Preferred - Right of Redemption.

            (a) The Corporation shall be obligated to redeem the Series B Preferred as follows:

                  a) The holders of at least a majority of the then outstanding shares of Series B Preferred may require the Corporation to the extent it may lawfully do so, to redeem, the Series B Preferred in three (3) annual installments beginning on the seventh anniversary of the first issuance of the Series B Preferred, and ending on two (2) years from such first redemption date (each a "Redemption Date"). The Corporation shall effect such redemptions on the applicable Redemption Date by paying in cash in exchange for the shares of Series B Preferred to be redeemed a sum equal to the fair market value per share of Series B Preferred plus declared and unpaid dividends with respect to such shares. The fair market value per share of Series B Preferred for the purposes of this Section 8, shall be determined by the Board of Directors of the Corporation. If such determination is unacceptable to the holders of a majority of the Series B Preferred, then the fair market value per share of Series B Preferred shall be determined by an investment banking firm mutually acceptable to the Corporation and the holders of a majority of the Series B Preferred. The total amount to be paid for the Series B Preferred is hereinafter referred to as the "Redemption Price." The number of shares of Series B Preferred that the Corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series B Preferred outstanding immediately prior to the Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 8(a) shall be redeemed from each holder of Series B Preferred on a pro rata basis.

                  a) At least thirty (30) days but no more than sixty (60) days prior to the first Redemption Date, the Corporation shall send a notice (a "Redemption Notice") to all holders of Series B Preferred to be redeemed setting forth (a) the Redemption Price for the shares to be redeemed, and (b) the place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

            (b) On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares to be redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust corporation to pay, on and after such Redemption Date, the

Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any moneys deposited by the Corporation pursuant to this paragraph 8(b) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 3 hereof no later than the fifth
(5th) day preceding the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 8(b) remaining unclaimed at the expiration of one (1) year following such Redemption Date shall be returned to the Corporation promptly upon its written request.

            (c) On or after such Redemption Date, each holder of shares of Series B Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holders of such shares as holders of Series B Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series B Preferred are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series B Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

            (d) In the event of a call for redemption of any shares of Series B Preferred, the Conversion Rights (as defined in Section 3) for such Series B Preferred shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

                                       V.

      I. Limitation of Directors' Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      I. Indemnification of Corporate Agents. This Corporation is authorized to indemnify its agents to the fullest extent permissible under California law. For purposes of this provision the term "agent" has the meaning set forth in Section 317 of the California Corporations Code.

      I. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions occurring prior to such repeal or modification.

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS

      This Schedule of Exceptions, dated as of the Closing Date, is made and given pursuant to Section 3 of the Inventa Corporation Series B Convertible Preferred Stock Purchase Agreement dated February 14, 1997 (the "Agreement").

      The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate. Unless the context otherwise requires, all capitalized terms shall have the same meanings assigned to them in the Agreement.

      2.1 Organization and Standing; Certificate and Bylaws.

      The Company is not qualified to do business in any state other than California, its jurisdiction of incorporation.

      2.2 Capitalization.

      On October 22, 1991, the Company granted a warrant to purchase 7,502 shares of common stock of the Company (after taking into account the Company's October 22, 1993 4.5-for-1 stock split) (15,004 shares after taking into account the Company's January 29, 1997 2-for-1 stock split). The warrant, with a post-split exercise price of $1.33 per share, is subject to antidilution adjustment. On July 8, 1994, the Company granted warrants to purchase 100,000 shares of Series A Preferred Stock of the Company (200,000 shares after taking into account the Company's January 29, 1997 2-for-1 stock split). The Series A Preferred Stock warrants are exercisable at $1.00 per share. The Company has reserved a total of 1,350,000 shares of common stock under the Company's 1993 Stock Option Plan (the "Plan"). As of February 1, 1997, options for 439,302 shares were outstanding under the Plan and 868,002 shares remained available for future issuance under the Plan.

      2.3 Subsidiaries.

      The Company has a wholly-owned subsidiary in Singapore called ICG Systems (Far East) Pte. Ltd. The Company has two wholly-owned subsidiaries in Malaysia called ICG Systems Sdn. Bhd and Baktimaka Sdn. Bhd.

      2.7 Litigation.

      The Internal Revenue Service ("IRS") has made assessments on the Company's former Indian subsidiary called Inventa Software India Pvt. Ltd. (now called Ventura Data Systems Pvt. Ltd. since the Company's divestiture of its ownership) with respect to federal tax returns filed by the Company for tax years 1990 and 1991 which included payments of certain expenses (the "Disputed Payments") for work done for the Company in the United States by employees of the Company's former subsidiary. The Company has appealed the assessments. No determination has yet been made by the IRS. Should the IRS determine that the Company has a tax liability with respect to the Disputed Payments, the Company expects that such tax liability, including penalties will not exceed $150,000.

      The Company has entered into a settlement agreement (the "Settlement Agreement") with Resource Support Associates. The Settlement Agreement prohibits the Company, until July 31, 1997, from engaging in supplemental staffing services and installation and configuration services related to Peoplesoft software (except for services involving the extension of Peoplesoft programs to the Internet) in the following states: Colorado; Idaho; Montana; New Mexico; Utah and Wyoming. The Settlement Agreement further prohibits the Company from hiring any employee or consultant of Resource Support Associates until July 31, 1997.

      The Company has taken legal action against Greenstar Technology Group to recover $123,418.54 in accounts receivables. Of this amount, the Company has already recovered $50,000 and is pursuing collection of the remainder of the balance outstanding.

      The Company has filed a legal petition for the liquidation of the Malaysian company Inventa Software (M) SDN.BHD.

      2.17 Employee Plans.

      The Company has adopted a 401(k) savings plan (the "401(k) Plan"). Participants in the 401(k) Plan may defer compensation in an amount not in excess of the annual statutory limit. The Company makes matching contributions in an amount equal to twenty five percent (25%) of the first four percent (4%) of an individual employee's salary contributed to the 401(k) Plan.

      On January 15, 1996, the Company adopted a performance incentive bonus plan for key management employees (the "KMIP") which provides for bonus payments to participants of the KMIP upon the attainment of specific performance criteria.

      2.18 Employees.

      Subsequent to July 8, 1994, every United States employee and consultant with access to confidential or proprietary information of the Company has executed a Proprietary Information Agreement, substantially in the form attached to the Agreement as Exhibit D. Prior to July 8, 1994, the Company did not require its employees or consultants to sign a Proprietary Information Agreement.

      2.19 Tax Returns and Payments.

      See Section 2.7 above regarding the examination of the Company by the Internal Revenue Service.

      2.20 Agreements; Action.

      On May 30, 1995, the Company entered into an agreement for a $200,000 revolving credit facility with Silicon Valley Bank. On July 29, 1996, the parties signed a loan modification agreement increasing the revolving credit facility to $500,000. This credit facility expires on July 28, 1997 and as of February 10, 1997, $485,000 was outstanding on the credit facility. The credit facility bears interest at the bank's prime rate plus 2 percent (2%).

      The Company leases office space at 2620 Augustine Dr., Santa Clara under two lease agreements expiring, respectively, in October 1999 and February 2000. The monthly lease payments under such agreements are, respectively, approximately $3,000 and $6,400. The Company also lease office space at 2030 Main St., Irvine under a lease agreement expiring in September 1998. The monthly lease payment under such agreement is approximately $2,300.

      The Company leases various equipment under operating lease arrangements. At December 31, 1996, the minimum aggregate payments under operating equipment leases for the 1997 and 1998 fiscal years are $61,620.72

      The Company leases various equipment under capital lease arrangements. At December 31, 1996, the minimum aggregate payments under operating equipment leases for the 1997 and 1998 fiscal years are, respectively, $46,169.19 and $36,082.17.

      In November, 1996, the Company entered into a thirty six (36) month automobile lease agreement for the benefit of Ashok Santhanam, the Company's President. The lease agreement is personally guaranteed by Ashok Santhanam.

      On February 11, 1997, at 6:00 p.m., the Company received a written cancellation notice from a customer of the Company called Alltel Healthcare Systems ("Alltel"). The Company was informed by Alltel that the cancellation of its contract with the Company was due to an acquisition of Alltel by another entity. The cancellation of the Alltel contract will reduce the Company's revenue by $150,000 and $250,000 in the first quarter of 1997 and the fiscal year 1997, respectively. The Company estimates that its cash flow will be adversely impacted by approximately $60,000 in the first quarter of 1997 and by $100,000 for the fiscal year 1997.

      2.21 Obligations to Related Parties.

      In September 1996, the Company's President, Ashok Santhanam, acquired a majority interest in Apson Software International Inc., a California corporation ("Apson"). Apson provided services to the Company for $331,000 for the fiscal year ended December 31, 1996.

                                    EXHIBIT D

                             INSTRUMENT OF ACCESSION

      The undersigned hereby acknowledges receipt and review of the Shareholders Agreement dated February 14, 1997 (the "Agreement"). By signing below, the undersigned agrees to be bound by the terms of the Agreement as if the undersigned was an original party thereto. The undersigned further agrees that for purposes of the Agreement, the undersigned shall be deemed to be a Founder as defined in the Agreement.


                                          ______________________________________
                                          (Print name)

                                          ______________________________________
                                          (Signature)

                                    EXHIBIT E

                               INVENTA CORPORATION

                             ----------------------

                             SHAREHOLDERS AGREEMENT

                             ----------------------

                                February 14, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I - Right of First Refusal on Founder Transfer .....................   1

      1.1 Company Right ....................................................   1

      1.2 Purchasers' Right ................................................   2

      1.3 Aggregation ......................................................   2

      1.4 Failure to Exercise Rights .......................................   2

      1.5 Price ............................................................   2

      1.6 Transfer of Rights ...............................................   3

      1.7 Prohibited Transfers .............................................   3

      1.8 Definition of "Shares" ...........................................   3

      1.9 Permitted Transfers ..............................................   3

ARTICLE II - Right of Co-Sale on Founder Transfer ..........................   3

      2.1 Right of Co-Sale .................................................   3

      2.2 Prohibited Transfers .............................................   4

      2.3 Definition of Shares .............................................   4

      2.4 Permitted Transfers ..............................................   4

      2.5 Prohibited Transfers .............................................   4

ARTICLE III  - Tag Along Right .............................................   5

ARTICLE IV  - Right of First Refusal on Company Issuances ..................   6

      4.1 Grant of Right ...................................................   6

      4.2 New Securities ...................................................   6

      4.3 Notice ...........................................................   7

      4.4 Sale after Notice ................................................   7

      4.5 Assignment .......................................................   7

ARTICLE V - Termination of Rights ..........................................   7

ARTICLE VI - Board of Directors ............................................   8

ARTICLE VII - Specific Performance .........................................   8

ARTICLE VIII - Legends .....................................................   8

ARTICLE IX - General Provisions ............................................   9

      9.1 Governing Law ....................................................   9

      9.2 Entire Agreement .................................................   9

                                    TABLE OF CONTENTS
                                       (continued)

                                                                            Page
                                                                            ----

      9.3 Amendment .......................................................   9

      9.4 Successors ......................................................   9

      9.5 Invalidity of Provisions ........................................   9

      9.6 Notice ..........................................................   9

      9.7 No Waiver .......................................................   9

      9.8 Cooperation .....................................................   9

      9.9 Addition of Parties .............................................   10

      9.10 Counterparts ...................................................   10

EXHIBIT A - Schedule of Purchasers

EXHIBIT B - Schedule of Holders of Series A Preferred Stock

EXHIBIT C - Schedule of Certain Common Stock Holders

EXHIBIT D - Form of Instrument of Accession

                              INVENTA CORPORATION

                             SHAREHOLDERS AGREEMENT

      THIS SHAREHOLDERS AGREEMENT is made this 14th day of February, 1997, between Inventa Corporation, a California corporation (the "Company"), the purchasers of the Company's Series B Preferred Stock (the "Purchasers") as listed on Exhibit A attached hereto, Ashok K. Santhanam ("Founder"), the holders of the Company's Series A Preferred Stock (the "Series A Holders") listed on Exhibit B attached hereto, and certain holders of the Company's Common Stock (the "Common Holders") as listed on Exhibit C attached hereto. The Series A Holders and the Common Holders shall collectively be referred to as the "Shareholders".

      WHEREAS, Founder is the owner of 4,500,000 shares of the Common Stock of the Company.

      WHEREAS, the Series A Holders and the Company are parties to the Series A Preferred Stock Purchase Agreement dated July 8, 1994 (the "Series A Agreement").

      WHEREAS, the Series A Holders desire to amend and restate, in its entirety, Section 8 of the Series A Agreement in accordance with the terms of the Agreement herein.

      WHEREAS, the Common Holders are the owners of 42,696 shares of the Common Stock of the Company.

      WHEREAS, the Purchasers have requested, as a condition to entering into the Series B Convertible Preferred Stock Purchase Agreement of even date herewith (the "Series B Agreement") that the Founder and the Shareholders enter into this Agreement, and the Founder and the Shareholders, as an inducement to the Purchasers to enter into the Series B Agreement of even date herewith, are willing to enter into this Agreement.

      NOW, THEREFORE, in consideration of the premises, mutual covenants and terms hereof, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   I. ARTICLE

                   Right of First Refusal on Founder Transfer

      A. Company RightCompany RightCompany Right. If at any time Founder desires (or is required) to sell or transfer in any manner any Shares (as hereinafter defined) pursuant to the terms of a bona fide offer received from a third party (a "Buyer"), the Founder shall submit a written offer to sell such Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable to the Company than those on which the Founder proposes to sell such Offered Shares to such third party (the "Offer"). The Offer shall disclose the identity of the proposed purchaser or transferee, the number of Offered Shares, the terms of the proposed sale or transfer and any other material facts relating to the sale or transfer. Within fifteen

(15) days after receipt of the Offer, the Company shall give notice to the Founder of its intent to purchase all or some of the Offered Shares from the Founder on the terms and conditions set forth in the Offer.

      A. Purchasers' Right. If, for any reason whatsoever, the Company shall not exercise its right to purchase all of the Offered Shares as provided herein, the Company shall promptly provide to the Purchasers, written notice (the "Notice") of same (which shall include a copy of the written offer provided to the Company pursuant to Section 1.1 hereof), and then the Purchasers shall have the right, on a pro rata basis, to purchase, on the same terms and conditions set forth in the Offer, that portion of the Offered Shares which the Company shall not have agreed to purchase from the Founder (all such remaining Shares being referred to as the "Remaining Offered Shares"). For purposes of this Section 1.2, Purchaser's pro rata right shall be calculated by dividing the number of shares of Series B Preferred Stock held by such Purchaser by the total number of shares of Series B Preferred Stock held by all Purchasers.

      A. Aggregation. For the purposes of this Article I, the number of shares of Preferred and/or Common Stock issued upon conversion of Preferred shall include the holdings of subsidiaries or parents or shareholders of the Purchasers (or any entities which have the same parent corporation as the Purchasers) and such holdings shall be aggregated together and with the Purchasers.

      A. Failure to Exercise Rights. In the event that the Company and the Purchasers, taken together, do not purchase all of the Offered Shares pursuant to and within the time periods set forth above, any remaining Offered Shares may be sold or transferred by the Founder at any time within 90 days thereafter, subject to compliance with Section 2. Any such sale or transfer shall be at not less than the price nor upon other terms and conditions, if any, not more favorable to the purchaser or transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall thereafter again be subject to the requirements of this Article I. In the event that Shares are sold or transferred to the Purchasers pursuant to this subsection, said Offered Shares shall no longer be subject to this Agreement.

      A. Price. With respect to any stock to be transferred pursuant to Section
1.1 hereof and as to which a price has not been set by the Founder under Section
1.1 hereof, the price per Share shall be a price set by the Board of Directors of the Company which will reflect the current value of the Shares in terms of present earnings and future prospects of the Company. The Company shall notify the Founder or the Founder's transferee of the price so determined within fifteen (15) days after receipt by it of written notice of the transfer or proposed transfer of the Offered Shares. If the Founder or the Founder's transferee disputes the price as set by the Board of Directors by giving notice to the Company within ten (10) days after being informed of the price, the price of the Shares shall be determined by an independent financial analyst selected by the Board of Directors of the Company, with the cost of such determination to be divided equally between the Company and the Founder. The Board of Directors shall select such analyst within fifteen (15) days after receipt of notice that the Founder is disputing the price set by the Board of Directors. If the Board is not notified of any such dispute within such ten (10) day period, the decision of the Board of Directors as to the purchase price shall be final. Any time required to determine a purchase price or to resolve a dispute shall be added to the fifteen (15) day period in which the Company may exercise its right to purchase.

      A. Transfer of Rights. The right of the Purchasers to purchase Offered Shares hereunder may not be assigned except to a transferee or assignee who qualifies as a subsidiary of one of the Purchasers, or a parent of one of the Purchasers, or any entity which has the same parent corporation as one of the Purchasers.

      A. Prohibited Transfers. The Founder shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares owned by him during the term of this Agreement other than in compliance with the terms of this Article I.

      A. Definition of "Shares". For purposes of this Article I, the term "Shares" shall mean and include all shares of capital stock of the Company owned by the Founder, whether presently held or hereafter acquired.

      A. Permitted Transfers. The right of first refusal contained in this
Article I shall not apply to: (a) any transfer of Shares by the Founder by gift or bequest or through inheritance to, or for the benefit of, any family member;
(b) any transfer of Shares by the Founder to a trust for the benefit of any family member; (c) any sale or transfer of Shares to the Company (or any assignee of the Company) pursuant to the terms of a stock restriction or stock repurchase agreement (which provides for such sale upon the Founder's termination of employment); (d) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; (e) any pledge made pursuant to a bona fide loan transaction that creates a mere security interest; or (f) any bona fide gift. In the event of any transfer pursuant to (a) or (b), the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement.

                                   I. ARTICLE

                      Right of Co-Sale on Founder Transfer

      A. Right of Co-SaleRight of Co-SaleRight of CoSale. In the event that the Founder desires (or is required) to sell or transfer in any manner any Shares (as hereinafter defined) pursuant to the terms of a bona fide offer received from a Buyer, and the Company and the Purchasers do not exercise their right of first refusal as to all of the Offered Shares as set forth in Article I hereof, each Purchaser shall have the right (the "Right of Co-Sale") to require, as a condition to such sale or transfer, that the Buyer purchase from each Purchaser at the same price per share and on the same terms and conditions as involved in such sale or disposition by the Founder that percentage of the Offered Shares not purchased by the Company or the Purchasers pursuant to Article I above, expressed by a fraction, the numerator of which is the number of shares of Preferred (on an as-converted into Common Stock basis) and Common Stock held by such Purchaser and the denominator of which is the aggregate number of shares of Preferred (on an as-converted into Common Stock basis) and Common Stock held by all Purchasers and the number of Shares held by the Founder. The Purchasers shall act upon the Buyer's offer to buy as soon as practicable after receipt from the Company of the Notice and in all events within fifteen (15) days after receipt of the Notice. In the event that the Purchasers shall elect to exercise their Right of Co-Sale, the Purchasers shall communicate in writing such election to the Founder.

      A. Agreement not to Transfer. The Founder shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by him during the term of this Agreement other than in compliance with the terms of this Article II.

      A. Definition of Shares. For purposes of this Article II, the term " Shares" shall mean and include all shares of capital stock of the Company owned by the Founder, whether presently held or hereafter acquired.

      A. Permitted Transfers. The Right of Co-Sale contained in this Article II shall not apply to: (a) any transfer of Shares by the Founder by gift or bequest or through inheritance to, or for the benefit of, any family member; (b) any transfer of Shares by the Founder to a trust for the benefit of any family member; (c) any sale or transfer of Shares to the Company pursuant to the terms of a stock restriction or stock repurchase agreement (which provides for such sale upon the Founder's termination of employment); (d) the Company or the Purchasers pursuant to the provisions of Article I hereof; (e) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; (f) any pledge made pursuant to a bona fide loan transaction that creates a mere securities interest; or (g) any bona fide gift. In the event of any transfer pursuant to
(a) or (b) the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement.

      A. Prohibited Transfers.

            1. In the event that a Founder should sell any Shares in contravention of the co-sale rights of each Purchaser under this Agreement (a "Prohibited Transfer"), each Purchaser, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Founder shall be bound by the applicable provisions of such option.

            1. In the event of a Prohibited Transfer, each Purchaser shall have the right to sell to such Founder the type and number of shares of Common Stock equal to the number of shares each Purchaser would have been entitled to transfer to the purchaser under Section 2(c) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                  (a) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the purchaser to such Founder in such Prohibited Transfer. The Founder shall also reimburse each Purchaser for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Purchaser's rights under this Article II.

                  (a) Within ninety (90) days after the date on which a Purchaser received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such Purchaser shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

                  (a) Such Founder shall, upon receipt of the certificate or certificates for the shares to be sold by a Purchaser, pursuant to this Section 2.5(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 2.5(b)(i), in cash or by other means acceptable to the Purchaser.

                  (a) Notwithstanding the foregoing, any attempt by a Founder to transfer Co-Sale Stock in violation of Article II hereof shall be voidable at the option of a majority in interest of the Purchasers if the Purchasers do not elect to exercise the put option set forth in this Section 2.5, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Purchasers.

                                   I. ARTICLE

                                 Tag Along Right

      A. In the event that shareholders owning at least fifty percent (50%) of the total number of shares of capital stock of the Company held by all shareholders (on a fully diluted basis) (the "Proposing Shareholders") shall have approved in writing a transaction or series of related transactions with any person or entity regarding a sale of shares held by such Proposing Shareholders such that any one outside shareholder shall gain a majority of the outstanding shares of the Company after the closing of such transaction, the remaining shareholders of the Company ("Remaining Shareholders") shall be entitled, at their option, to include, at most, the same percentage of their respective shares in such transfer as the percentage of the respective shares proposed to be sold by the Proposing Shareholders. The Proposing Shareholders shall provide to each Remaining Shareholder a notice (the "Tag Along Notice"), at least thirty (30) days prior to the consummation of the proposed transaction, setting forth in reasonable detail the material terms and conditions of the proposed transaction and the price per share at which the Remaining Shareholders may sell their shares (which price shall be equal to the price at which such Proposing Shareholders have agreed to sell their shares) (such entitlement shall be referred to herein as the "Tag Along Rights"). Upon receipt of the Tag Along Notice, each of the Remaining Shareholders who elects to participate in the proposed transaction shall provide to the Proposing Shareholders a notice, at least fifteen (15) days prior to the consummation of the proposed transaction, of his or her intention to exercise the Tag Along Rights. If no such notice is given to the Proposing Shareholders, the Tag Along Rights for the particular Remaining Shareholder shall expire.

      1. At the closing of the proposed transaction (which date, place and time shall be designated by the Proposing Shareholders and provided to each other Remaining Shareholder in writing at least five (5) business days prior thereto), each such other Remaining Shareholder shall deliver certificates evidencing all its shares, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the proposed purchaser, duly executed, by such Remaining Shareholder, free and clear of any liens, against delivery of the purchase price therefor.

            1. The Tag Along Rights shall not apply to a disposition by any shareholder to (a) any other shareholder of the Company or (b) an affiliate of the disposing shareholder (including any family member of a shareholder or trust for the benefit of a shareholder or family members), provided the transferee agrees in writing to be subject to the terms and conditions of this Agreement as if it were an original party thereto.

                                   I. ARTICLE

                   Right of First Refusal on Company Issuances

      A. Grant of Right. Except as set forth in Article V, the Company hereby grants to each Series A Holder and each Purchaser (for purposes of this Article IV, the Series A Holders and the Purchasers shall collectively be referred to as the "Preferred Holders") who continues to hold, respectively, shares of Series A Preferred Stock purchased pursuant to the Series A Agreement and Series B Preferred Stock purchased pursuant to the Series B Agreement (the "Preferred Shares"), the right of first refusal to purchase all or any part of such Preferred Holder's Pro Rata Share (as hereinafter defined) of the New Securities (as defined in Section 4.2) which the Company may, from time to time, propose to sell and issue. The Preferred Holders may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The "Pro Rata Share" of each Preferred Holder, for purposes of this right of first refusal, is the ratio of the total number of shares of Common Stock held by such Preferred Holder, including (i) any shares of Common Stock into which shares of Preferred Stock held by such Preferred Holder are convertible, and (ii) any shares deliverable upon the exercise of options of other rights to purchase Common Stock held by such Preferred Holder, to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including (i) any shares of Common Stock into which outstanding shares of Preferred Stock are convertible and (ii) any shares deliverable upon the exercise of options or other rights to purchase Common Stock).

      A. New Securities. "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that "New Securities" does not include (i) the Preferred Shares purchased pursuant to the Series B Agreement or other securities issued or issuable upon conversion of the Preferred Shares ("Conversion Shares"), (ii) securities offered pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization, (iv) shares offered pursuant to lease financing transactions or bank or lending institution financing transactions that are approved by the Board of Directors, (v) securities issued in connection with any stock split, stock dividend or recapitalization of the Company, (vi) all securities hereafter issued or issuable to officers, directors, employees or consultants of the Company (for the primary purpose of soliciting or retaining their employment or services) pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors, (vii) Series A Preferred Stock issued upon conversion of the Series A Preferred warrant, and
(viii) Common Stock issued upon conversion of the Preferred Shares.

      A. Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Preferred Holders written notice (the "Notice") of its intention, describing the type of New Securities, number of shares, the price, the terms upon which the Company proposes to issue the same, and notice to the effect that each Preferred Holder must respond to such Notice within thirty (30) days after the date thereof. The Preferred Holders shall have thirty (30) days from the date of such Notice to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than forty-five (45) days after the date of the Notice.

      A. Sale after Notice. In the event any Preferred Holder fails to exercise in full the right of first refusal within said thirty (30) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities respecting which such Preferred Holder's rights were not exercised, at a price and upon general terms no more favorable to the Preferred Holders thereof than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Preferred Holders in the manner provided above.

      A. Assignment. The right of first refusal granted under this Article IV is assignable by the Preferred Holders to any transferee of a minimum of fifty thousand (50,000) shares of Series A Preferred Stock (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares) or fifty thousand (50,000) shares of Series B Preferred Stock (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to the shares), as applicable, or the Common Stock into which they has been converted.

                                   I. ARTICLE

                              Termination of Rights

      The Right of First Refusal on Founder Transfer, Co-Sale Right, Tag Along Right, and Right of First Refusal on Company Issuances created under Articles I, II, III and IV of this Agreement, respectively, shall expire upon (i) the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended; (ii) upon the closing of a transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which results in (a) the holders of the outstanding voting equity securities of the Company immediately prior to such transaction or series of related transactions holding securities representing less than 50% of the voting power of the surviving entity immediately following such transaction or series of related transactions or (b) the sale or disposition by the Company of all or substantially all the Company's assets; or (iii) with respect to the Right of First Refusal on Founder Transfer, the date on which less than 50% of the Series B Preferred Stock of the Company initially issued remains outstanding (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to the shares).

                                   ARTICLE VI

                               Board of Directors

      The Purchasers, the Founder and the Shareholders each agree to hold all shares of voting capital stock of the Company now owned or hereinafter acquired by them (including but not limited to all shares of Common Stock issued upon conversion of the Company's Series A and B Preferred Stock) registered in their respective names or beneficially owned by them as of the date hereof (and any and all other securities of the Company legally or beneficially acquired by each of the Purchasers, the Founder and the Shareholders after the date hereof) subject to, and to vote their shares of the Company's voting securities in accordance with, the provisions of this Agreement.

      At each election of directors in which the holders of Common Stock and holders of Preferred Stock, voting together as a single class, are entitled to elect directors of the Company, the Purchasers, the Founder and the Shareholders shall consult each other and shall vote their respective shares of the Company's voting stock so that such directors will be nominees that are mutually acceptable to a majority in interest of the holders of Common Stock and Preferred Stock and reasonably acceptable to the holders of Series B Preferred Stock.

                                  I. ARTICLE I

                              Specific Performance

      The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

                                  I. ARTICLE I

                                     Legends

      The certificates representing the Shares shall bear a legend indicating the existence of the restrictions imposed by Article I, II and III of this Agreement. Nothing in this Agreement should be construed as a modification or amendment of any restrictions on transfer under applicable federal or state securities laws.

                                   ARTICLE IX

                               General Provisions

      9.1 Governing Law. This Agreement shall be governed by the laws of the State of California without regard to choice of law provisions.

      9.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between them or any of them as to such subject matter.

      9.3 Amendment. Except as otherwise expressly provided herein, this Agreement may be amended only upon the written consent of the Founder, the majority-in-interest of the Purchasers, the majority-in-interest of the Shareholders (with the holders of Common Stock and Series A Preferred Stock voting as a single class) and the Company.

      9.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and permitted transferees, except as may be expressly provided otherwise herein.

      9.5 Invalidity of Provisions. In the case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

      9.6 Notice. Any notice, demand or request required or permitted to be given by either the Company or the Founder or the Purchasers or the Shareholders pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

      9.7 No Waiver. Any party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

      9.8 Cooperation. The parties agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

      9.9 Addition of Parties. The Company agrees that until the termination of this Agreement, it will cause each of the key employees of the Company who holds 100,000 shares of the capital stock of the Company (on an as-converted basis and as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares), to enter into this Agreement and thereby to be bound by the terms hereof, all by execution of an Instrument of Accession in the form attached as Exhibit D hereto. Any such person so entering into this Agreement shall be deemed to be a Founder for purposes of this Agreement.

      9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.


                     [This space intentionally left blank]

      The foregoing agreement is hereby executed as of the date first above written.

"COMPANY"                           INVENTA CORPORATION
                                    a California corporation


                                    By:_________________________________________
                                          Ashok K. Santhanam, President

"FOUNDER"


                                    ____________________________________________
                                          Ashok K. Santhanam

"PURCHASERS"

BATTERY VENTURES                         PALMER G. AND CHARLES E. DUCOMMUN
                                         CHARITABLE ANNUITY TRUST, u/d/t


By:                                      By:
   ------------------------------           ------------------------------------
Title:                                   Title:      Trustee
      ---------------------------              ---------------------------------


---------------------------------        ---------------------------------------
ROBERT DUCOMMUN                          RAMESH VASUDEVAN


---------------------------------        ---------------------------------------
ANDREW POTTER                            HARRY A. CAUNTER

"SHAREHOLDERS"


---------------------------------        ---------------------------------------
B. Nagaraja Kini                         Muralidharan Manickam


---------------------------------        ---------------------------------------
Srikantan Moorthy                        Siby Nidhiry


---------------------------------        ---------------------------------------
Janice Porter                            Ramesh Sivakaminathan


---------------------------------        ---------------------------------------
Balaji Varadarajan                       Gerald Williams


---------------------------------        ---------------------------------------
Ebenezer James                           Ashwin Kedia


---------------------------------        ---------------------------------------
Andrew Potter                            Robert Ducommun


---------------------------------        ---------------------------------------
Ramesh Vasudevan                         Harry A. Caunter


---------------------------------        ---------------------------------------
Palmer G. and Charles E. Ducommun        Maya Hattangady
Charitable Annuity Trust, u/d/t
Robert Ducommun, Trustee


---------------------------------        ---------------------------------------
Electra D. DePeyster                     Santhanam C. Shekar


---------------------------------        ---------------------------------------
Gomati Venkateswaran                     Usha Vijayarajan

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

Name and Address
--------------------------------------------------------------------------------

Battery Ventures
20 William Street
Wellesley,  MA 01282

Robert Ducommun
1155 Park Ave.
Apt. 1 SW
New York,  N.Y. 10128

Palmer G. and Charles E. Ducommun
Charitable Annuity Trust, u/d/t
Robert Ducommun, trustee
1155 Park Ave.
Apt. 1 SW
New York, N.Y. 10128

Andrew Potter
923 Cowper
Palo Alto,  CA 94301

Ramesh Vasudevan
5615 Sumac Place
North Vancouver,  BC, V7R4T6
Canada

Harry A. Caunter
675 North Court
Suites 225 & 230
Palatine,  IL 60067

                                    EXHIBIT B

                               SCHEDULE OF HOLDERS
                           OF SERIES A PREFERRED STOCK

Name and Address
--------------------------------------------------------------------------------

Harry A. Caunter                                Ramesh Vasudevan
675 North Court                                 5615 Sumac Place
Suites 225 & 230                                North Vancouver, BC, V7R4T6
Palatine,  IL 60067                             CANADA

Electra D. De Peyster                           Gomati Venkateswaran
2000 Redwood Hill Court                         26 South Baog Road
Santa Rosa, CA  95404                           A2 Anand Bhavan
                                                Madras, 600017
Robert Ducommun                                 INDIA
1155 Park Ave.
Apt. 1 SW                                       Usha Vijayarajan
New York,  NY 10128                             2/7 12th Cross
                                                Rajmahal Extension
Maya S. Hattangady                              Bangalore, 560080
414 E. Lansing Way                              INDIA
Fresno, CA  93704

Palmer G. and Charles E. Ducommun
Charitable Annuity Trust, u/d/t
Attn:  Robert Ducommun
1155 Park Ave.
Apt. 1 SW
New York, N.Y. 10128

Andrew Potter
923 Cowper
Palo Alto,  CA 94301

Santhanam C. Shekar
349 G Street
San Rafael, CA  94901

                                    EXHIBIT C

                    SCHEDULE OF CERTAIN COMMON STOCK HOLDERS

Name and Address
--------------------------------------------------------------------------------

B. Nagaraja Kini                        Ramesh Sivakaminathan
450 N. Mathilda Avenue, #A-2111         5-7-7 Block 5, Meadow Park II
Sunnyvale, CA 94086                     Jalan 1/130,
                                        Off Jalan Klang Lama
Muralidharan Manickam                   58200, Kuala Lumpur
21230 Homestead Road #19                MALAYSIA
Cupertino, CA 95014
                                        Balaji Varadarajan
Srikantan Moorthy                       1750 Halford Avenue #216
3440 Warburton Avenue #10               Santa Clara, CA 95051
Santa Clara, CA 95051
                                        Gerald Williams
Siby Nidhiry                            1925 Bellomy Street #8
450 N. Mathilda Avenue #C305            Santa Clara, CA 94059
Sunnyvale, CA 94086
                                        Ebenezer James
Janice Porter                           45259 S. Grimmer Blvd.
2834 Wentworth Road                     Fremont, CA 94539
Cameron Park, CA 95682

Ashwin Kedia
450 N. Mathilda Ave.
Apt. K206
Sunnyvale, CA 94086

                                    EXHIBIT D

                             INSTRUMENT OF ACCESSION

      The undersigned hereby acknowledges receipt and review of the Shareholders Agreement dated February 14, 1997 (the "Agreement"). By signing below, the undersigned agrees to be bound by the terms of the Agreement as if the undersigned was an original party thereto. The undersigned further agrees that for purposes of the Agreement, the undersigned shall be deemed to be a Founder as defined in the Agreement.

                                               _________________________________
                                               (Print name)

                                               _________________________________
                                               (Signature)

                                                                       EXHIBIT F

                                February 12, 1997

To:   Each Investor listed on
      the Schedule of Investors
      to the Inventa Corporation
      Series B Convertible Preferred
      Stock Purchase Agreement

Ladies and Gentlemen:

      Reference is made to the Series B Convertible Preferred Stock Purchase Agreement dated as of February 14, 1997 (the "Agreement"), complete with all listed exhibits thereto, by and among Inventa Corporation, Inc., a California corporation, (the "Company") and each of you, providing for the issuance by the Company to the Investors of shares of Series B Preferred Stock of the Company (the "Shares"). This opinion is rendered to you in compliance with Section 5.6 of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

      We have acted as counsel for the Company in connection with the negotiation of the Agreement and the issuance of the Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents which we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

      As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

      For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Agreement, and we are assuming that the representations and warranties made by the Investors in the Agreement and pursuant thereto are true and correct. We are also assuming that each Investor has purchased the Shares for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

      The opinions hereinafter expressed are subject to the following qualifications:

            (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

            (b) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

            (c) We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

            (d) We express no opinion as to the enforceability of the indemnification provisions of the Registration Rights Agreement, to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions; and

            (e) We are members of the Bar of the State of California and, except as set forth in paragraph 5 below with respect to the securities laws of other states, we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained nor relied on the opinion of counsel admitted to the bar of such states, but rather have relied on compilations of the securities laws of such states contained in reporting services presently available to us.

      Based upon and subject to the foregoing, and except as set forth in the Schedule of Exceptions to the Agreement, we are of the opinion that:

      1. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified to do business, and in good standing in all foreign jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company's business as now conducted.

      2. The Company has all requisite legal and corporate power to execute and deliver the Agreement, the Shareholder Agreement and the Registration Rights Agreement, to sell and issue the Shares under the Agreement, to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of the Agreement, the Shareholder, and the Registration Rights Agreement.

      3. The authorized capital of the Company consists of (i) 3,560,000 shares of Preferred Stock, 1,000,000 shares of which are designated Series A Preferred Stock and of which 800,000 are issued and outstanding, and 2,560,000 shares of which are designated Series B Preferred and of which none are issued and outstanding, and (ii) 20,000,000 shares of Common Stock, of which 4,542,396 shares are issued and outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares, when issued pursuant to the terms of the Agreement (including Common Stock issued upon conversion of the Shares), will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Agreement, the Shareholders Agreement, and the Registration Rights Agreement and all the exhibits thereto, there are no options, warrants or other rights (including conversion or preemptive rights) or agreements outstanding to purchase any of the Company's authorized and unissued capital stock.

      4. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreement, the Shareholders Agreement and the Registration Rights Agreement, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations under the Agreement, the Shareholders Agreement, and the Registration Rights Agreement has been taken. The Agreement, the Shareholders Agreement, and the Registration Rights Agreement have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Shares will have the rights, preferences and privileges described in the Restated Articles. To our knowledge, the Shares and the Common Stock issuable on conversion of the Shares will be free of any liens, encumbrances or preemptive rights contained in the Company's Restated Articles or Bylaws.

      5. The execution, delivery and performance of and compliance with the terms of the Agreement, and the issuance of the Shares do not violate any provision of the Restated Articles or Bylaws, or, to our knowledge, any provisions of any applicable federal or state law, rule or regulation. To our knowledge, the execution, delivery and performance of and compliance with the Agreement, the Shareholders Agreement, and the Registration Rights Agreement and the issuance of the Shares do not violate or constitute a default under, any material contract, agreement, instrument, judgment or decree binding upon the Company.

      6. To our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to our knowledge, has the Company received any written threat thereof), which, either in any case or in the aggregate, are likely to result in any material adverse change in the business or financial condition of the Company or any of its properties, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or which questions the validity of the Agreement, the Shareholders

Agreement or the Registration Rights Agreement or any action taken or to be taken by the Company in connection therewith.

      7. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement, the Shareholders Agreement, and the Registration Rights Agreement or other offer, sale or issuance of the Shares or the consummation of any other transaction contemplated thereby, except (a) filing of the Restated Articles in the Office of the Secretary of State of the State of California, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the California Corporate Securities Law and other applicable blue sky laws (but excluding jurisdictions outside of the United States) of the offer and sale of the Shares (and the Common Stock issuable upon conversion thereof) and the modification of rights of shareholders contemplated by the Agreement. The filing referred to in clause (a) above has been accomplished and is effective, and to our knowledge there are no proceedings or written threat thereof which question the validity of such filing. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated by clause (b) above where such filings and actions are to be undertaken on or after the date hereof.

      8. Subject to the accuracy of each Investor's representations in Section 3 of the Agreement we are of the opinion that the offer, sale and issuance of the Shares in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

      This opinion is furnished to the Investors solely for their benefit in connection with the purchase of the Shares, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                    Very truly yours,


                                    WILSON, SONSINI, GOODRICH & ROSATI
                                    A Professional Corporation